UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 21, 2015

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana St., Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Exchange Offer, Indenture and New Second Lien Notes

On December 21, 2015, Halcón Resources Corporation (the “Company”) issued approximately $112.8 million aggregate principal amount of its new 12.0% Second Lien Senior Secured Notes due 2022 (the “New Second Lien Notes”) to certain holders of its outstanding 9.75% senior notes due 2020 (the “2020 Notes”), 8.875% senior notes due 2021 (the “2021 Notes”) and 9.25% senior notes due 2022 (the “2022 Notes” and together with the 2020 Notes and 2021 Notes, the “Senior Unsecured Notes”), in exchange for approximately $289.6 million aggregate principal amount of Senior Unsecured Notes held by such holders, consisting of approximately $116.5 million principal amount of 2020 Notes, approximately $137.7 million principal amount of 2021 Notes and approximately $35.3 million principal amount of 2022 Notes.  As a result of the issuance of the New Second Lien Notes, the borrowing base of the Company’s revolving credit facility was reduced from $850.0 million to approximately $827.4 million pursuant to the terms of the facility.  The New Second Lien Notes were issued to holders of Senior Unsecured Notes who validly tendered and did not withdraw their Senior Unsecured Notes pursuant to the terms of the Company’s exchange offer, which expired at 11:59 p.m. New York City time, on December 17, 2015. The New Second Lien Notes were issued in accordance with exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Rule 144A and Regulation S under the Securities Act.

The New Second Lien Notes are governed by an Indenture (the “Indenture”), dated as of December 21, 2015, by and among the Company, certain subsidiaries of the Company (the “Guarantors”) and U.S. Bank National Association, as Trustee (the “New Notes Trustee”), which contains affirmative and negative covenants that, among other things, limit the ability of the Company and the Guarantors to incur indebtedness; purchase or redeem stock or subordinated indebtedness; make investments; create liens; enter into transactions with affiliates; sell assets; refinance certain indebtedness; merge with or into other companies or transfer substantially all of their assets; and, in certain circumstances, to pay dividends or make other distributions on stock. The Indenture also contains customary events of default. Upon the occurrence of certain events of default, the New Notes Trustee or the holders of the New Second Lien Notes may declare all outstanding New Second Lien Notes to be due and payable immediately. The New Second Lien Notes are fully and unconditionally guaranteed on a senior basis by the Guarantors and by certain future subsidiaries of the Company.

The New Second Lien Notes are secured by second-priority liens on substantially all of the Company’s and the Guarantors’ assets that secure the Company’s revolving credit facility, its 8.625% Senior Secured Notes due 2020 (the “Existing Second Lien Notes”) and its 13.0% Third Lien Senior Secured Notes due 2022 (the “Third Lien Notes”) (such assets, the “Collateral”). Pursuant to the terms of the Intercreditor Agreement (as defined below), the security interest in the Collateral securing the New Second Lien Notes and the guarantees are (i) contractually subordinated to liens that secure the Company’s revolving credit facility and certain other permitted indebtedness, (ii) contractually equal with the liens that secure the Existing Second Lien Notes and other future parity obligations and (iii) contractually senior to the liens securing junior lien obligations (including the Third Lien Notes). Consequently, the New Second Lien Notes and the guarantees are effectively subordinated to the revolving credit facility and such other indebtedness, effectively equal to the Existing Second Lien Notes and effectively senior to the Third Lien Notes, any outstanding Senior Unsecured Notes or other unsecured debt of the Company, in each case to the extent of the value of the Collateral. The Collateral does not include any of the assets of HK TMS, LLC, a wholly owned subsidiary of the Company, or any of the Company’s future unrestricted subsidiaries.

Interest is payable on the New Second Lien Notes on February 15 and August 15 of each year, beginning on February 15, 2016. The New Second Lien Notes will mature on February 15, 2022.

At any time prior to August 15, 2018, the Company may redeem the New Second Lien Notes, in whole or in part, at a redemption price equal to 100% of their principal amount plus a make-whole premium, together with accrued and unpaid interest, if any, to the redemption date. The New Second Lien Notes will be redeemable, in whole or in part, on or after August 15, 2018 at redemption prices equal to the principal amount multiplied by the percentage set forth below, plus accrued and unpaid interest:

Year	Percentage
2018	112.000%
2019	106.000%
2020 and thereafter	100.000%

Additionally, the Company may redeem up to 35% of the New Second Lien Notes on or prior to August 15, 2018 for a redemption price of 112.000% of the principal amount thereof, plus accrued and unpaid interest, utilizing net cash proceeds from certain equity offerings. In addition, upon a change of control of the Company, holders of the New Second Lien Notes will have the right to require the Company to repurchase all or any part of their New Second Lien Notes for cash at a price equal to 101% of the aggregate principal amount of the New Second Lien Notes repurchased, plus any accrued and unpaid interest.

The foregoing description of the Indenture is qualified by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Collateral Trust Joinder; Amendment to Second Lien Security Agreement

On December 21, 2015, in connection with the Indenture, the New Notes Trustee entered into a Collateral Trust Joinder with U.S. Bank National Association, as the collateral trustee (the “Collateral Trustee”), in which the New Notes Trustee agreed to become a party to the Collateral Trust Agreement, dated as of May 1, 2015 (the “Collateral Trust Agreement”), among the Company, the Guarantors, U.S. Bank National Association, as Trustee with respect to the Existing Second Lien Notes, and the Collateral Trustee, as a Parity Lien Representative (as defined in the Collateral Trust Agreement). Pursuant to the Collateral Trust Agreement, the Collateral Trustee receives, holds, administers, maintains, enforces and distributes the proceeds of all liens upon any property of the Company, or any Guarantor at any time held by it, in trust for the benefit of the current and future holders of the second lien obligations.

The foregoing description of the Collateral Trust Joinder is qualified by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. Additionally, a First Amendment to Second Lien Security Agreement provided for by the Collateral Trust Agreement (as supplemented by the Collateral Trust Joinder) is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Joinder to Intercreditor Agreement

On December 21, 2015, the Collateral Trustee, the New Notes Trustee, U.S. Bank National Association, as Third Lien Collateral Trustee, and JPMorgan Chase Bank, N.A., as Priority Lien Agent, entered into a Priority Confirmation Joinder (the “Joinder”) to the Intercreditor Agreement, dated May 1, 2015 (the “Intercreditor Agreement”), governing the relationship of the lenders under the Company’s revolving credit facility and holders of other priority lien debt (if any), the holders of the Company’s Existing Second Lien Notes, New Second Lien Notes and other second lien debt (if any), and the holders of the Third Lien Notes and other third lien debt (if any) with respect to Collateral and certain other matters. Pursuant to the Joinder, the New Notes Trustee agreed to become a party to the Intercreditor Agreement on behalf of the holders of the New Second Lien Notes.

The foregoing description of the Joinder is qualified by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)   Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

4.1

Indenture, dated as of December 21, 2015, among Halcón Resources Corporation, the guarantors named therein and U.S. Bank National Association, as Trustee (including the form of the New Second Lien Notes)

10.1	Collateral Trust Joinder, dated as of December 21, 2015, by U.S. Bank National Association, as New Notes Trustee, and U.S. Bank National Association, as Collateral Trustee
10.2

First Amendment to Second Lien Security Agreement, dated as of December 21, 2015, by and among Halcón Resources Corporation and the grantors from time to time party thereto, in favor of U.S. Bank National Association, as Collateral Trustee

10.3

Priority Confirmation Joinder, dated as of December 21, 2015, by and between JPMorgan Chase Bank, N.A., as Priority Lien Agent, U.S. Bank National Association, as New Representative, U.S. Bank National Association, as Second Lien Collateral Trustee, and U.S. Bank National Association, as Third Lien Collateral Trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

December 22, 2015	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1

Indenture, dated as of December 21, 2015, among Halcón Resources Corporation, the guarantors named therein and U.S. Bank National Association, as Trustee (including the form of the New Second Lien Notes)

10.1	Collateral Trust Joinder, dated as of December 21, 2015, by U.S. Bank National Association, as New Notes Trustee, and U.S. Bank National Association, as Collateral Trustee
10.2

First Amendment to Second Lien Security Agreement, dated as of December 21, 2015, by and among Halcón Resources Corporation and the grantors from time to time party thereto, in favor of U.S. Bank National Association, as Collateral Trustee

10.3

Priority Confirmation Joinder, dated as of December 21, 2015, by and between JPMorgan Chase Bank, N.A., as Priority Lien Agent, U.S. Bank National Association, as New Representative, U.S. Bank National Association, as Second Lien Collateral Trustee, and U.S. Bank National Association, as Third Lien Collateral Trustee